Exhibit 10(t)(ii)

FIRST AMENDMENT OF

THE PITTSTON COMPANY

EMPLOYEE WELFARE BENEFIT TRUST

THIS FIRST AMENDMENT, dated as of November 1, 2001, is entered into among THE PITTSTON COMPANY, a Virginia corporation (hereinafter referred to as the “Sponsor”), THE CHASE MANHATTAN BANK (hereinafter referred to as the “Resigning Trustee”), and FLEETBOSTON BANK (hereinafter referred to as the “Successor Trustee”).

WITNESSETH:

WHEREAS, the Sponsor and the Resigning Trustee entered into The Pittston Company Employee Welfare Benefit Trust effective on August 2, 1999, a copy of which is attached as Exhibit A (hereinafter referred to as the “Trust Agreement”);

WHEREAS, pursuant to the Trust Agreement, the Sponsor established the Trust (all capitalized terms not defined in this First Amendment shall have the meanings ascribed to them in the Trust Agreement) as of the Effective Date, and the Resigning Trustee agreed to serve as Trustee of the Trust, to hold, administer, and distribute the assets of the Trust, in trust, for the uses and purposes and in accordance with the terms and conditions of the Trust Agreement, as amended;

WHEREAS, pursuant to Section 4.15 of the Trust Agreement, the Resigning Trustee is permitted to resign as Trustee of the Trust at any time, and upon such resignation to carry out its duties to transfer and deliver the Trust Fund assets to a successor Trustee;

WHEREAS, the Resigning Trustee desires to resign as Trustee of the Trust, the
Successor Trustee desires to be appointed as the successor Trustee of the Trust, and the
Sponsor desires for these events to occur.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Resignation of Resigning Trustee; Appointment of Successor Trustee.

(a). Pursuant to Section 4.15(a) of the Trust Agreement, the Resigning Trustee hereby resigns as Trustee of the Trust and agrees to perform all of the duties required in the Trust Agreement to transfer and deliver the Trust Fund assets to the Trustee on October 31, 2001. The Sponsor agrees to waive the resignation notice requirement provided in Section 4.15.

(b). Pursuant to Section 4.15(b) of the Trust Agreement, the Successor Trustee is hereby appointed as the Trustee under the Trust Agreement effective November 1, 2001 and to be bound by all of the provisions of such agreement, as it is amended in this First Amendment  and  as  it  may  be  amended  in  accordance  with  the  terms of the Trust Agreement.

2. Amendment of Section 1.30. Section 1.30 of the Trust Agreement is hereby amended to substitute “FleetBoston Bank” for “The Chase Manhattan Bank.”

3. Amendment of Section 4.2(a). Section 4.2(a) of the Trust Agreement is hereby amended to add the following sentence at the end of that section: “The investment of an Investment Account shall be governed by either Section 4.3 (Sponsor Directed Investment Accounts) or by Section 4.4 (Trustee Directed Investment Accounts), and the Trustee shall have no investment responsibilities other than as specifically set forth in those Sections.”

4. Amendment of  Section  4.17. Section  4.17 of the Trust Agreement is hereby amended by striking the entire section and replacing such section with the following:

The Trustee shall assume, until advised to the contrary, that the Trust is described under  Section 501(c)(9) of the Code, is exempt from Federal income tax under  Section 501(a) thereof, and is exempt from state and local income tax.  Upon the direction of the Sponsor or the Administrative Committee, the Trustee shall pay out of the Trust Fund all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed against the Trust Fund. The Administrative Committee shall timely file all Federal, state and local tax returns and information returns relating to the Plan and the Trust.

5. Amendment of Section 5.13. Section 5.13(a) of the Trust Agreement is hereby amended by striking the following phrase which appears at the end of that subsection: “(ii) appropriate personnel of the Trustee knew of the other person’s breach and failed to notify the Administrative Committee of such breach (except in the case where such breach is alleged to have been committed by the Administrative Committee, in which case such notification must have been to the Board).” The Trust Agreement is further amended by replacing such stricken phrase with the following: “(ii) appropriate personnel of the Trustee knew of the other person’s breach and failed to notify the Sponsor or the Administrative Committee of such breach.”

6. Capitalized Terms.  Capitalized terms not defined in this First Amendment shall have the meanings ascribed to them in the Trust Agreement.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and attested.

THE PITTSTON COMPANY

ATTEST:	By:	/s/ James B. Hartough

/s/ Austin F. Reed, Secretary	Title:	Vice President

	Date:	10/9/01

THE CHASE MANHATTAN BANK

ATTEST:	By:	/s/ Peter J. Coghill

/s/	Title:	Vice President

	Date:	10/10/01

FLEETBOSTON BANK

ATTEST:	By:	/s/ Karen Adam

/s/	Title:	Vice President

	Date:	10/29/01